                                CREDIT AGREEMENT

                          dated as of December 5, 2005

                                     between

                       TORTOISE ENERGY CAPITAL CORPORATION

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

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                     $50,000,000 Revolving Credit Facility
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                                CREDIT AGREEMENT

     This  Credit  Agreement  is  made as of  December  5,  2005 by and  between
TORTOISE ENERGY CAPITAL  CORPORATION,  a Maryland  corporation (the "Borrower"), with its chief  executive  office located at 10801 Mastin,  Suite 222,  Overland
Park,  Kansas  66210,  and U.S. BANK NATIONAL  ASSOCIATION,  a national  banking association  (the  "Bank"),with  an office  located  at 9900  West 87th  Street,
Overland Park, Kansas 66212.

     The parties agree as follows:

                                   Section 1
                               General Definitions

     1.1 Definitions.  When used in this Agreement, the following terms have the following meanings:

     "Affiliate"  means a Person (1) which owns or otherwise  has an interest in five percent or more of any equity interest of the Borrower, (2) five percent or more of the equity  interests of which the Borrower (or any shareholder or other equity holder, director,  officer, employee or subsidiary of the Borrower or any combination  thereof)  owns or  otherwise  has an  interest  in,  or (3)  which, directly or through one or more intermediaries,  is controlled by, controls,  or is under common  control with the  Borrower.  For purposes of subpart (3) above,
"control" means the ability, directly or indirectly, to affect the management or policies of a Person by virtue of an ownership interest, by right of contract or any other means.

     "Agreement" means this Credit  Agreement,  as amended,  renewed,  restated, replaced or otherwise modified from time to time.

     "Business  Day" means a day on which the Bank is open for  business  to the general public other than a Saturday or Sunday.

     "Closing  Date"  means  the  date of this  Agreement,  as set  forth in the introductory paragraph of this Agreement.

     "Common  Listed Equity Units" means any of the following  financial  assets held in the Securities  Account:  (1) securities traded on a national securities exchange in the United States, (2) cash and cash equivalents that have a readily obtainable  market  value,  (3) bonds  rated  Baa or  better  by the  applicable national  rating  agency,  and (4) such other assets as may be acceptable to the
Bank in the exercise of its sole and absolute discretion.

     "Common  Listed  Equity Units Value" means,  at any date,  the value of all
Common  Listed  Equity  Units  as  customarily   determined  by  the  Securities
Intermediary  and as  reflected  in the  account  statement  for the  Securities
Account (or as would be reflected  if an account  statement  for the  Securities
Account  were to be  issued by the  Securities  Intermediary  as of such  date);
provided,  however, that, with respect to Common Listed Equity Units of the type described  in subpart (4) of the  definition  thereof,  the value of such assets shall be the value  assigned to such assets by the Bank,  in the exercise of its sole and absolute discretion,  and without regard to the value of such assets as reflected in an account statement for the Securities Account.

     "Credit Documents" means this Agreement,  the Note and any other agreements or documents  with the Bank existing on or after the Closing Date  evidencing or otherwise  relating to any of the  transactions  described in or contemplated by this  Agreement,  and  any  amendments,  renewals,  restatements,  replacements, consolidations or other modifications of any of the foregoing from time to time.

                           Credit Agreement - Page 1

     "Debt"  means any of the  following:  (1)  indebtedness  or  liability  for borrowed money; (2) obligations evidenced by bonds,  debentures,  notes or other similar instruments; (3) obligations for the deferred purchase price of property or  services;  (4)  obligations  as lessee  under  capital  leases;  (5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA;
(6)  obligations  under  letters  of credit or  acceptance  facilities;  (7) all guarantees,  endorsements  (other than for collection or deposit in the ordinary course of business) and other  contingent  obligations  to purchase,  to provide funds for  payment,  to supply  funds to invest in any Person,  or  otherwise to assure a creditor against loss; and (8) obligations  secured by a Lien,  whether or not the obligations have been assumed.

     "Default"  means an event or condition the occurrence of which would,  with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" has the meaning provided in Section 3.1 of this Agreement.

     "Environmental  Laws" means all federal,  state, local and other applicable statutes, ordinances, rules, regulations, judicial orders or decrees, common law theories of liability,  governmental or quasi-governmental directives or notices or other laws or matters  existing on or after the Closing Date  relating in any respect to occupational safety, health or environmental protection.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended  from  time to time,  and all rules  and  regulations  from time to time promulgated thereunder.

     "Event  of  Default"  has  the  meaning  provided  in  Section  7.1 of this
Agreement.

     "Funded Debt" means Debt of the Borrower of the type  described in subparts
(1), (2),  (3), (4) and (6) of the  definition of "Debt" in this Section 1.1 and includes, in any event, the Loan and the Senior Notes.

     "GAAP" means generally accepted  accounting  principles in effect from time to time in the United States of America.

     "Hazardous  Substance" means any hazardous,  toxic,  dangerous or otherwise environmentally unsound substance, waste or other material, in whatever form, as defined or described in, or contemplated by, any Environmental Law and any other hazardous,  toxic,  dangerous or otherwise  environmentally  unsound  substance, waste or other material in whatever form, or any other substance, waste or other material regulated by any Environmental Law.

     "Lien"  means any  mortgage,  deed of  trust,  pledge,  security  interest, hypothecation,  assignment, deposit arrangement, encumbrance, lien (statutory or other),  or preference,  priority,  or other security  agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever,  including, without limitation, any conditional sale or other title retention agreement, any financing  lease having  substantially  the same  economic  effect as any of the foregoing, or the filing of any financing statement under the Uniform Commercial
Code or comparable law of any jurisdiction to evidence any of the foregoing.

     "Loans" means all Revolving  Credit Loans. The term "Loan" may refer to all
Revolving  Credit Loans then  outstanding  or, as the context so  requires,  any particular Revolving Credit Loan then outstanding under this Agreement.

     "Material  Adverse  Effect"  means  (1) a  material  adverse  effect on the assets,  liabilities,  business,  prospects,  operations,  income or  condition, financial  or  otherwise,  of the  Borrower,  (2) a material  impairment  of the ability of the  Borrower to pay,  perform or observe its  obligations  under the
Credit

                        Credit Agreement - Page 2

Documents,  or  (3) a  material  impairment  of  the  enforceability  or availability  of the rights or remedies stated to be available to the Bank under the Credit Documents.

     "Note" means the Revolving Credit Note.

     "Permitted Debt" means any of the following: (1) accrued expenses and trade account payables incurred in the ordinary course of the Borrower's business; (2)
the Senior Notes;  (3) Debt to the Bank;  and (4) other Debt approved in advance by the Bank in a writing delivered to the Borrower.

     "Permitted  Liens"  means  any of  the  following:  (1)  Liens  for  taxes, assessments or  governmental  charges not delinquent or being  contested in good faith  and by  appropriate  proceedings  and  for  which  adequate  reserves  in accordance with GAAP are maintained on the Borrower's  books;  (2) Liens arising
out  of  deposits  in  connection  with  workers'   compensation,   unemployment
insurance,  old age pensions or other  social  security or  retirement  benefits legislation;  (3) deposits or pledges to secure bids, tenders,  contracts (other than contracts for the payment of money), leases, statutory obligations,  surety and appeal bonds,  and other  obligations of like nature arising in the ordinary course of the Borrower's business; (4) Liens imposed by law, such as mechanics', workers', materialmen's,  carriers' or other like Liens (excluding, however, any
Lien in favor of a landlord)  arising in the ordinary  course of the  Borrower's business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate  proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower's books;  and (5)  rights  of way,  zoning  restrictions,  easements  and  similar encumbrances  affecting the  Borrower's  real property  which do not  materially interfere with the use of such property.

     "Person"  means an  individual,  corporation,  limited  liability  company, partnership,  trust,  governmental  entity or any other entity,  organization or group whatsoever.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA)
maintained for employees of the Borrower on or after the Closing Date.

     "Revolving  Credit  Loan" has the  meaning  provided in Section 2.2 of this
Agreement.

     "Revolving  Credit  Note" has the  meaning  provided in Section 2.2 of this
Agreement.

     "Securities  Account" means  securities  account number 19-9235 held at the
Securities Intermediary.

     "Securities Intermediary" means U.S. Bank National Association.

     "Senior  Notes"  means  the  Borrower's   $120,000,000  aggregate  original
principal  amount  Auction  Rate  Senior  Notes,  which  are  comprised  of  the
$60,000,000  Series A Auction  Rate Senior  Notes due  November 14, 2045 and the
$60,000,000 Series B Auction Rate Senior Notes due November 14, 2045.

     "Termination  Date"  means  February  10,  2006  or,  if such  day is not a
Business Day, the immediately preceding Business Day.

     1.2 Accounting and Other Terms.

          (a)  General.  All accounting  terms not  specifically  defined herein  shall be  construed  in  accordance  with GAAP.  Unless the context clearly  requires  otherwise,  all  references  to  "dollars" or "$" are to
     United States dollars.  This Agreement and the other Credit Documents shall
     be  construed   without  regard  to  any   presumption  or  rule  requiring
     construction  against the party  causing  any such  document or any portion thereof to be drafted. The Section and other headings in this Agreement and any

                        Credit Agreement - Page 3

     index at the beginning of this  Agreement are for  convenience of reference only and  shall  not  limit or  otherwise  affect  any of the terms of this
     Agreement.   Similarly,  any  page  footers  or  headers  or  similar  word processing,  document or page  identification  numbers in this Agreement or any index or exhibit are for  convenience  of reference  only and shall not limit or  otherwise  affect any of the terms of this  Agreement,  nor shall there be any  requirement  that  any  such  footers  or  other  numbers  be
     consistent  from  page  to  page.   Unless  the  context  clearly  requires
     otherwise,  any  reference  to a Section  of this  Agreement  refers to all
     Sections  and  Subsections  thereunder.  Any pronoun  used herein  shall be deemed to cover all genders.  Defined  terms used in this  Agreement may be set forth in Section 1.1 or other Sections of this Agreement,  and all such definitions defined in the singular shall have a corresponding meaning when used in the plural and vice versa.

          (b)  Changes in GAAP.  If at any time any change in GAAP would  affect the  computation  of any financial  ratio or  requirement  set forth in any
     Credit Document,  and either the Borrower or the Bank shall so request, the
     Bank and the Borrower shall  negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP;  provided,  however,  that,  until so  amended,  (1) such ratio or requirement  shall continue to be computed in accordance with GAAP prior to such  change  therein,  and (2) the  Borrower  shall  provide  to the  Bank financial  statements and other documents  required under this Agreement or as reasonably  requested  hereunder setting forth a reconciliation  between calculations  of such ratio or  requirement  made  before and after  giving effect to such change in GAAP.

                                   Section 2
                                 Credit Facility

     2.1  Total  Credit  Facility.  The Bank  agrees,  subject  to the terms and conditions  of  this  Agreement,  to  make  a  total  credit  facility  of up to
$50,000,000  available to the Borrower upon its request therefor, as provided in this Section 2.

     2.2 Revolving Credit Loans.

          (a) General.  The Bank agrees,  subject to the terms and conditions of this Agreement,  to make revolving credit loans ("Revolving  Credit Loans")
     to the Borrower from time to time from the Closing Date to the Business Day immediately preceding the Termination Date up to a maximum principal amount at any time outstanding equal to $50,000,000. In no event shall the Bank be obligated to make any  Revolving  Credit Loan if (1) after giving effect to such Revolving Credit Loan, the aggregate  principal balance of Funded Debt would  exceed 50% of the  Common  Listed  Equity  Units  Value,  or (2) any
     Default or Event of Default  exists or would result from the making of such
     Revolving  Credit  Loan.  Subject  to the  terms  and  conditions  of  this
     Agreement, the Borrower may borrow, repay and re-borrow under the Revolving
     Credit Loan facility.

          (b)  Revolving  Credit  Note.  All  Revolving  Credit  Loans  shall be evidenced  by,  and  shall be  payable  in  accordance  with the  terms and conditions  of, a promissory  note  substantially  in the form of Exhibit A hereto (as amended, renewed, restated, replaced,  consolidated or otherwise modified from time to time, the "Revolving Credit Note").

                                   Section 3
                   Finance Charges, Repayment And Other Terms

     3.1 Interest Rate.

          (a) General. Interest on each advance hereunder shall accrue at an annual rate equal to 0.95% plus the  one-month  LIBOR rate quoted by the
     Bank from Telerate Page 3750 or any successor thereto,  which shall be that one-month  LIBOR  rate in effect  two New York  Banking  Days  prior to the

                           Credit Agreement - Page 4

     beginning of each calendar month,  adjusted for any reserve requirement and any subsequent costs arising from a change in government  regulation,  such rate to be reset at the beginning of each succeeding  month.  The term "New
     York  Banking Day" means any day (other than a Saturday or Sunday) on which commercial  banks  are open for  business  in New York,  New  York.  If the initial advance under this Agreement  occurs other than on the first day of the month,  the initial  one-month LIBOR rate shall be that one-month LIBOR rate in effect two New York  Banking  Days prior to the date of the initial advance,  which rate plus the percentage described above shall be in effect for the remaining days of the month of the initial advance;  such one-month
     LIBOR  rate to be reset at the  beginning  of each  succeeding  month.  The
     Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

          (b)  Default  Rate.  Upon or  after  the  occurrence  and  during  the continuation  of any Event of Default,  the  principal  amount of each Loan shall bear interest at a rate per annum equal to three percent (3.0%) above the interest rate that would  otherwise  apply under  Section  3.1(a) above
     (the "Default Rate").

          (c)  Computation of Interest.  Interest on the  outstanding  principal balance of all Loans and all other  obligations,  if any,  under the Credit
     Documents with respect to which interest  accrues  pursuant to the terms of this Agreement shall be calculated on a daily basis,  computed on the basis of a 360-day year for the actual number of days elapsed (or, if the Bank so elects,  on the basis of twelve 30-day months for the actual number of days elapsed).

          (d) Usury. In no contingency or event  whatsoever  shall the aggregate of all amounts deemed  interest  hereunder or under the Note and charged or collected  pursuant  to the terms of this  Agreement  or any  other  Credit
     Documents exceed the highest rate  permissible  under any law which a court of competent jurisdiction shall, in a final determination,  deem applicable thereto.  If such a court  determines that the Bank has charged or received interest  hereunder  or under the other  Credit  Documents in excess of the highest  applicable  rate,  the Bank shall  apply such  excess to any other obligations  then  due  and  payable  by  the  Borrower  under  the  Credit
     Documents, whether principal, interest, fees or otherwise, and shall refund the remainder of such excess  interest,  if any, to the Borrower,  and such rate shall  automatically  be reduced to the maximum rate permitted by such law.

     3.2 Payments of Principal, Interest and Costs. Except as otherwise provided in this Agreement,  the Borrower agrees to pay the Borrower's  obligations under the Credit Documents as follows:

          (a) Revolving Credit Loan.

               (1)  Interest.  Accrued interest on outstanding principal balance of the  Revolving  Credit  Loan is payable on the earlier to occur of (A) the first day of each month (beginning  January
                    1, 2006), or (B) the Termination Date.

               (2)  Principal.   The  outstanding   principal   balance  of  the
                    Revolving Credit Loan is payable on the Termination Date.

               (b) Other  Obligations.  Costs,  fees and  expenses and any other obligations  payable by the Borrower pursuant to this Agreement or the other Credit  Documents  shall be payable as and when provided in this
          Agreement or the other Credit Documents, as the case may be, or, if no specific provision for payment is made, on demand.

     3.3 Voluntary  Prepayments.  The Borrower has the right, without penalty or premium,  to prepay the Loan,  in whole or in part, at any time and from time to time after the Closing Date.

                           Credit Agreement - Page 5

     3.4 Mandatory Prepayments.

          (a) Combined Loan to Value. If, at any time, the aggregate outstanding principal  balance of Funded Debt exceeds 60% of the Common  Listed  Equity
     Units Value,  the Borrower shall  immediately  prepay the Loan in an amount sufficient to reduce the aggregate unpaid principal  balance of the Loan by an amount equal to such excess.

          (b) Legal Requirement. If at any time the Borrower or the Bank, as the case may be, is required by applicable law to prepay or cause to be prepaid all or any portion of the Loan, the Borrower shall  immediately  prepay the
     Loan in an  amount  sufficient  to  satisfy  such  legal  requirement.  For
     purposes  of  the   preceding   sentence,   "applicable   law"  and  "legal
     requirement" shall include,  without  limitation,  any legal requirement or restriction  imposed by virtue of Regulation U of the Board of Governors of the  Federal  Reserve  System or the  Investment  Company  Act of 1940,  as
     amended, or the rules and regulations promulgated thereunder.

     3.5 Method of Payment.  Payments due the Bank under this  Agreement and the other Credit Documents shall be made in immediately  available funds to the Bank at its office described in the  introductory  paragraph of this Agreement unless the Bank gives  notice to the  contrary.  Payments so received at or before 1:00
p.m.  Kansas City time on any Business Day shall be deemed to have been received by the Bank on that Business Day.  Payments received after 1:00 p.m. Kansas City time on any  Business  Day shall be deemed  to have  been  received  on the next
Business Day, and interest, if payable in respect of such payment,  shall accrue thereon until such next Business Day.

     3.6 Use of Proceeds.  The  Revolving  Credit Loans shall be used solely for purposes  of: (1) the  Borrower's  acquisition  of  investment  property  in the ordinary course of its business;  (2) the Borrower's general working capital and other general  corporate  needs;  and (3) paying costs and expenses  incurred in connection with the closing of the transactions contemplated by this Agreement.

     3.7 Notice and Manner of Borrowing. The Borrower shall give the Bank notice of its intention to borrow under any Revolving Credit Loan at least one Business
Day before the Business Day such Loan is to be  disbursed to the  Borrower,  and shall specify: (1) the proposed funding date of such Loan; and (2) the amount of such Loan.  All  notices  given  under this  Section  by the  Borrower  shall be irrevocable and shall be given not later than 11:00 a.m. Kansas City time on the day which is not less than the number of Business Days specified  above for such notice. For purposes of this Section, the Borrower agrees that the Bank may rely and act upon any request  for a Loan from any  individual  who the Bank,  absent gross negligence or willful  misconduct,  believes to be a representative of the
Borrower.

     3.8 Capital Adequacy.  If the Bank determines that the adoption of any law, rule or regulation  regarding capital adequacy,  or any change therein or in the interpretation or application thereof or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law)
from any central bank or governmental  authority,  does or shall have the effect of reducing  the rate of return on the Bank's  capital as a  consequence  of its obligations  hereunder to a level below that which the Bank could have  achieved but for such  adoption,  change or  compliance  (taking into  consideration  the
Bank's  policies  with respect to capital  adequacy) by an amount  deemed by the
Bank,  in its sole  discretion,  to be material,  then from time to time,  after submission  by the  Bank to the  Borrower  of a  written  demand  therefor,  the
Borrower  shall  pay to the Bank  such  additional  amount  or  amounts  as will compensate  the Bank for such  reduction.  A  certificate  of the Bank  claiming entitlement  to payment as set forth in this Section  shall be conclusive in the absence of manifest error.  Such  certificate  shall set forth the nature of the occurrence  giving rise to such payment,  the additional amount or amounts to be paid to the Bank,  and the  method by which such  amounts  were  determined.  In determining  such  amount,  the  Bank  may  use  any  reasonable  averaging  and attribution method.

                           Credit Agreement - Page 6

     3.9  Application  of Payments and  Collections.  The  Borrower  irrevocably waives  the  right  to  direct  the  application  of any  and all  payments  and collections  at any time or times  after the Closing  Date  received by the Bank from or on behalf of the Borrower, and the Borrower agrees that the Bank has the continuing  exclusive  right to apply and reapply any and all such  payments and collections  received at any time or times after the Closing Date by the Bank or its agent against the Borrower's obligations under the Credit Documents, in such manner  as the Bank may deem  advisable,  notwithstanding  any entry by the Bank upon any of its books and records.

     3.10  Periodic  Statement.  The Bank may  account  to the  Borrower  with a periodic  statement  of loan  balances,  charges and  payments  made or received pursuant to this Agreement, and any such statement rendered by the Bank shall be deemed  final,  binding  and  conclusive  upon the  Borrower  unless the Bank is notified  by the  Borrower in writing to the  contrary  within 45 days after the date such  statement is made  available to the Borrower.  Any such notice by the
Borrower shall only be deemed an objection to those items specifically  objected to in such notice.

                                   Section 4
                               Lending Conditions

     4.1  Credit  Documents.  Notwithstanding  anything  herein  or in the other
Credit  Documents to the  contrary,  the Bank shall not be obligated to make the initial Loan under this  Agreement  to the Borrower  until the Bank has received the following documents, duly executed and delivered by all parties thereto, and otherwise satisfactory in form and content to the Bank:

               (a)  Credit Agreement. This Agreement;

               (b)  Note. The Revolving Credit Note;

               (c)  Loan Disbursement  Instructions.  Written  instructions from the Borrower to the Bank directing the  disbursement  of the
                    proceeds  of  the  initial   Loan  made   pursuant  to  this
                    Agreement;

               (d)  Form U-1. A Form U-1 for the Borrower  whereby,  among other things,  the Borrower  represents and warrants that the Loan proceeds may be used to purchase or carry margin stock,  the
                    Borrower hereby concurring with the assessment of the market value of any  margin  stock  and other  investment  property described therein as of the date provided therein;

               (e)  Opinion of Borrower's Counsel. The favorable written opinion to the Bank of Blackwell  Sanders Peper Martin LLP,  counsel
                    to  the  Borrower,   regarding  the  Borrower,   the  Credit
                    Documents  and  the   transactions   contemplated   by  this
                    Agreement and the other Credit Documents;

               (f)  Certificate  of Borrower's  Secretary.  A certificate executed by the Borrower's  secretary whereby such secretary
                    affirms  that,   among  other   things,   attached  to  such
                    certificate   is  (1)  a  copy  of  the   Borrower's   board
                    resolutions  authorizing  the  borrowing  of monies  and all other  matters  set forth in or  contemplated  by the Credit
                    Documents, (2) a copy of the Borrower's by-laws in effect on the Closing Date, (3) a copy of the  Borrower's  articles or certificate of incorporation and all amendments thereto, and
                    (4) a certificate  of good standing for the Borrower,  dated on or not more than 10 days prior to the Closing Date,  from the Secretary or State of the state of  incorporation of the
                    Borrower and from the Secretary of State of Kansas; and

                           Credit Agreement - Page 7

               (g)  Other Items. Such other agreements, documents and assurances as the Bank may  reasonably  request in connection  with the transactions  described  in or  contemplated  by the  Credit
                    Documents.

If the  Bank,  in its  sole  and  absolute  discretion,  elects  to  make a Loan notwithstanding  the Borrower's  failure to comply with all of the terms of this
Section,  then the Bank  shall  not be  deemed  to have  waived  the  Borrower's compliance  therewith,  nor to have waived any of the Bank's  other rights under this  Agreement;  and in any event the Bank,  if it so  elects,  may  declare an immediate  Event of  Default  if the  Borrower  fails to  furnish to the Bank on demand any of the Credit Documents  described in this Section or otherwise fails to comply with any condition precedent set forth in any Credit Document, in each case irrespective of whether such failure occurs on or after the Closing Date or the making of such Loan.

     4.2 Additional  Conditions Precedent to Initial Loan. The Bank's obligation to make the  initial  Loan  under  this  Agreement  shall also be subject to the satisfaction,  in the Bank's sole judgment,  of each of the following conditions precedent:

               (a)  Since the date of the financial  statements submitted by the
                    Borrower to the Bank immediately  prior to the Closing Date, there shall not have  occurred  any act or event which could reasonably be expected to have a Material Adverse Effect;

               (b)  No  action,   proceeding,   investigation,   regulation   or
                    legislation  shall  have  been  instituted,   threatened  or
                    proposed   before   any   court,   governmental   agency  or
                    legislative  body to enjoin,  restrain  or  prohibit,  or to obtain  damages  in  respect  of, or which is  related to or arises out of this  Agreement or the other Credit  Documents or the consummation of the transactions  contemplated hereby or thereby or which, in the Bank's reasonable determination, would make it  inadvisable  to consummate  the  transactions
                    contemplated   by  this   Agreement   or  the  other  Credit
                    Documents; and

               (c)  The  Borrower  shall  have  paid all  legal  fees and  other closing  or like  costs and  expenses  of the Bank which the
                    Borrower is obligated to pay hereunder.

     4.3 Conditions  Precedent to All Loans.  The obligation of the Bank to make each Loan under this Agreement (including, without limitation, the initial Loan)
shall be subject to the further  conditions  precedent that, on the date of each such Loan:

               (a)  The   following   statements   shall   be   true:   (1)  the
                    representations  and warranties of the Borrower contained in this Agreement and the other Credit Documents are correct on and as of the date of such Loan as though  made on and as of such  date,  and (2)  there  exists no  Default  or Event of
                    Default as of such date,  nor would any  Default or Event of
                    Default  result from the making of the Loan requested by the
                    Borrower;

               (b)  The Borrower  shall have signed and sent to the Bank, if the
                    Bank so requests,  a request for advance,  setting  forth in writing  the  amount  of the Loan  requested  and the  other information  required pursuant to this Agreement;  provided, however,  that the foregoing  condition  precedent shall not prevent  the Bank,  if it so elects in its sole  discretion, from making a Loan  pursuant to the  Borrower's  non-written request therefor; and

               (c)  The Bank shall have received such other approvals,  opinions or documents as it may reasonably request.

                           Credit Agreement - Page 8

The Borrower agrees that the making of a request by the Borrower for a Revolving
Credit Loan, whether in writing,  by telephone or otherwise,  shall constitute a certification  by the Borrower that all  representations  and  warranties of the
Borrower in the Credit  Documents  are true as of the date  thereof and that all required  conditions to the making of the  Revolving  Credit Loan have been met.

                                   Section 5
                         Representations And Warranties

     5.1 Representations, Warranties and Covenants of the Borrower. The Borrower
represents, and warrants to the Bank as follows:

          (a) Organization and Existence. The Borrower (1) is a corporation duly incorporated,  validly  existing and in good standing under the laws of the state of its  incorporation as reflected in the  introductory  paragraph of this Agreement, (2) is in good standing in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation, and
     (3) has obtained  all licenses and permits and has filed all  registrations necessary to the operation of its business;  except where the failure to so qualify or to obtain  such  licenses  or permits  could not  reasonably  be expected to have a Material Adverse Effect.

          (b)  Authorization  by  the  Borrower.  The  execution,  delivery  and performance  by the  Borrower  of the Credit  Documents  (1) are within the
     Borrower's corporate powers, (2) have been duly authorized by all necessary corporate or similar action, (3) do not contravene the Borrower's  articles or  certificate  of  incorporation  or by-laws,  or any law or  contractual restriction  binding  on  or  affecting  the  Borrower  or  its  properties
     (including,  without limitation,  any contractual restriction arising under or  otherwise  related  to the Senior  Notes),  and (4) do not result in or require  the  creation  of a Lien upon any of the  Borrower's  existing  or future assets.

          (c) Approval of Governmental  Bodies.  No authorization or approval or other  action  by,  and no  notice  to or  filing  with,  any  governmental authority or regulatory  body is required for the due  execution,  delivery and performance by the Borrower of the Credit  Documents or the exercise by the Bank of its rights thereunder.

          (d) Enforceability of Obligations. The Credit Documents are the legal, valid and  binding  obligations  of the  Borrower  enforceable  against the
     Borrower  in  accordance  with  their  respective  terms,   except  as  the
     enforceability   thereof   may  be  limited  by   bankruptcy,   insolvency,
     reorganization, moratorium, or similar laws affecting the enforceability of creditors'  rights  generally  and subject to the  discretion  of courts in applying equitable remedies.

          (e) Financial  Statements.  All  financial  statements of the Borrower which  have  been  furnished  to the  Bank  fairly  present  the  financial condition  of the  Borrower,  as of the dates  reflected  on the  financial statements, and fairly present the results of its operations for the period covered  thereby,  all in accordance with GAAP,  except for the omission of footnotes in interim  financial  statements and subject to normal  year-end adjustments.  As of the Closing  Date,  there has been no material  adverse change  in the  financial  condition  or  results  from  operations  of the
     Borrower  since the dates of the most recent  financial  statements  of the
     Borrower submitted to the Bank.

          (f) Litigation. There is no pending or threatened action or proceeding affecting  the  Borrower  or  any  of  its  properties  before  any  court, governmental  agency or arbitrator  which,  if determined  adversely to the
     Borrower, could reasonably be expected to have a Material Adverse Effect.

          (g) Existing Debt. The Borrower has no Debt other than Permitted Debt.

                           Credit Agreement - Page 9

          (h) Taxes. The Borrower has filed all required federal,  state,  local and other tax  returns and has paid,  or made  adequate  provision  for the payment of, any taxes due  pursuant  thereto or pursuant to any  assessment received by the Borrower  except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

          (i) Stock and Records.  All outstanding  capital stock of the Borrower was and is  properly  issued,  and all books and  records of the  Borrower, including  but not  limited  to its  minute  books,  by-laws  and  books of account,  are accurate and complete in all material respects.  The Borrower is not  obligated  on or after the  Closing  Date to  redeem  or  otherwise acquire,  or pay any dividends or make any other  distributions  in respect of, any of its stock.

          (j)   Hazardous   Materials.   The  Borrower  has  complied  with  all
     Environmental Laws and all of its facilities,  leaseholds, assets and other property comply with all  Environmental  Laws, except where such failure to comply could not reasonably be expected to have a Material  Adverse Effect.
     There are no  outstanding  or  threatened  citations,  notices or orders of non-compliance  issued  to the  Borrower  or  relating  to its  facilities, leaseholds,  assets or other  property.  The  Borrower  has been issued all licenses, certificates,  permits or other authorizations required under any
     Environmental  Law  or by any  federal,  state  or  local  governmental  or quasi-governmental entity, except where the failure to obtain such license, certificate, permit or other authorization could not reasonably be expected to have a Material Adverse Effect.

          (k) Title to Property;  Liens.  The  Borrower has good and  marketable title to all property purported to be owned by it subject to no Liens other than Permitted Liens.

          (l)  Insolvency.  After  the  execution  and  delivery  of the  Credit
     Documents and the disbursement of the initial Loan hereunder,  the Borrower will not be insolvent  within the meaning of the United  States  Bankruptcy
     Code or unable to pay its debts as they mature.

          (m) Survival of  Representations.  All  representations and warranties made in this  Section 5 shall  survive the  execution  and  delivery of the
     Credit Documents and the making of the Loans.

                                    Section 6
                                    Covenants

     6.1 Affirmative  Covenants.  So long as any Loans remain unpaid or the Bank has any  commitment to extend credit to or for the benefit of the Borrower,  the
Borrower covenants to the Bank as follows:

          (a)  Compliance   with  Laws.  The  Borrower  shall  comply  with  all
     applicable  laws,  rules,  regulations and orders affecting the Borrower or its properties,  including,  without  limitation,  all Environmental  Laws, except  where such failure to comply  could not  reasonably  be expected to have a Material Adverse Effect.

          (b)  Reporting  Requirements.  The Borrower  shall furnish to the Bank such  information  respecting  the  condition or  operations,  financial or otherwise,  of the Borrower as the Bank may reasonably request from time to time.

          (c)  Preservation  of Business and Corporate  Existence.  The Borrower
     shall: (1) carry on and conduct its principal business  substantially as it is now being conducted; (2) maintain in good standing its existence and its right to  transact  business  in those  states in which it is  required  by applicable  law to be  qualified  to do  business;  and  (3)  maintain  all licenses,  permits  and  registrations  necessary  to  the  conduct  of its business;  except  where the failure to so  maintain  its right to transact business or to maintain

                           Credit Agreement - Page 10

     such licenses, permits or registrations could not reasonably be expected to have a Material Adverse Effect.

          (d) Payment of Taxes.  The Borrower  shall pay and  discharge,  before they  become  delinquent,  all taxes,  assessments  and other  governmental charges imposed upon it, its properties,  or any part thereof,  or upon the income or profits therefrom and all claims for labor, materials or supplies which  if  unpaid  might  be or  become  a Lien or  charge  upon any of its property, except such items as it is in good faith appropriately contesting and as to  which  adequate  reserves  have  been  provided  to  the  Bank's satisfaction.

          (e) Employee Plans.  The Borrower shall:  (1) notify the Bank promptly of the establishment of any Plan, except that prior to the establishment of any  "welfare  plan" (as  defined in Section  3(1) of ERISA)  covering  any employee of the Borrower for any period after such  employee's  termination of employment other than such period required by the  Consolidated  Omnibus
     Budget  Reconciliation Act of 1986 or "defined benefit plan" (as defined in
     Section 3(35) of ERISA),  it will obtain the Bank's prior written  approval
     of  such   establishment;   (2)  at  all  times  make  prompt  payments  or
     contributions  to meet the minimum funding  standards of Section 412 of the
     Internal  Revenue Code of 1986, as amended,  with respect to each Plan; (3)
     promptly after the filing thereof, furnish to the Bank a copy of any report required to be filed  pursuant to Section 103 of ERISA in  connection  with each Plan for each Plan year,  including  but not limited to the Schedule B attached  thereto,  if  applicable;  (4)  notify the Bank  promptly  of any
     "reportable  event" (as defined in ERISA) or any  circumstances  arising in connection with any Plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty  Corporation or for the appointment by the appropriate  United States District Court of a trustee to administer the Plan,  the  initiation of any audit or inquiry by the Internal  Revenue
     Service or the Department of Labor of any Plan or transaction(s)  involving or  related  to any Plan,  or any  "prohibited  transaction"  as defined in
     Section 406 of ERISA or Section  4975(c) of the  Internal  Revenue  Code of
     1986, as amended; (5) notify the Bank prior to any action that could result in the assertion of liability  under Subtitle E of Title IV of ERISA caused by the complete or partial  withdrawal  from any  multiemployer  plan or to terminate  any defined  benefit  plan  sponsored by the  Borrower;  and (6)
     promptly  furnish such  additional  information  concerning any Plan as the
     Bank may from time to time request.

          (f) Notice of Default.  The Borrower  shall give prompt written notice to the Bank of the  occurrence of any Default or Event of Default under any of the Credit Documents.  Similarly, the Borrower shall give prompt written notice to the Bank of any  failure to pay,  perform or observe or any other default by the  Borrower  under any other  existing or future  agreement by which the Borrower is bound if such default could reasonably be expected to have a Material Adverse Effect.

          (g) Books and Records;  Inspection;  Bank Audits.  The Borrower shall:
     (1)  maintain   complete  and  accurate  books  and  financial  records  in accordance  with GAAP (except that interim  financial  statements  need not contain footnotes and may be subject to normal year-end audit adjustments);
     (2) during normal  working hours permit the Bank and Persons  designated by the Bank to visit and  inspect  its  properties,  to inspect  its books and
     financial   records   (including   its  journals,   orders,   receipts  and
     correspondence  which relates to its accounts  receivable),  and to discuss its affairs,  finances  and accounts  receivable  and  operations  with its directors,  officers,  employees  and  agents  and its  independent  public accountants;  and (3) permit the Bank and Persons designated by the Bank to perform  reviews of such books and financial  records when and as requested by the Bank.

          (h) Further  Assurances.  The Borrower  agrees to execute,  deliver or perform,  or  cause  to be  executed,  delivered  or  performed,  all  such documents,  agreements  or  acts,  as the  case  may be,  as the  Bank  may reasonably  request  from time to time to  create,  evidence  or assure the
     Bank's  rights  and  remedies  under,  or as  contemplated  by,  the Credit
     Documents or at law or in equity.

                           Credit Agreement - Page 11

     6.2 Negative Covenants.  So long as any Loans remain unpaid or the Bank has any  commitment  to extend  credit to or for the  benefit of the  Borrower,  the
Borrower covenants to the Bank as follows:

          (a) Liens.  The Borrower  shall not create or suffer to exist any Lien on or with respect to any of its  properties,  whether the Borrower owns or has an  interest  in such  property  on the  Closing  Date  or at any  time thereafter,  except for Permitted Liens. If, notwithstanding the foregoing, the Borrower at any time creates or suffers to exist any Lien to secure any
     Debt  (including,  without  limitation,  any Debt  evidenced  by any of the
     Senior Notes),  the Borrower shall be deemed to have granted to the Bank at such time, without further action on any Person's part, a security interest in all  existing  and future  assets of the  Borrower,  including,  without limitation,  all financial  assets held in the  Securities  Account and all other investment property of the Borrower, as security for all existing and future  obligations of the Borrower to the Bank under the Credit Documents.
     In such  event:  (1) the  Bank  and the  Securities  Intermediary  shall be authorized  - without  notice  to, the  consent  of or other  action by the
     Borrower - to take such action as the Bank deems  necessary or advisable to perfect or otherwise assure the Bank with respect to such security interest
     (including,  without  limitation,  to  provide  the  Bank  control  of  the
     Borrower's  financial  assets held in the Securities  Account,  as the term
     "control" is defined in ss.8-106(d)(2) of the Uniform Commercial Code as in
     effect in any  jurisdiction);  and (2) if so  requested  by the  Bank,  the
     Borrower,  at its expense,  shall cause the holder of any such Lien granted to a Person  other  than  Bank to take such  action as the Bank  reasonably deems  necessary or advisable to cause the priority of such Lien to rank on a pari passu basis with the Bank's Lien.

          (b) Debt.  The  Borrower  shall not create or suffer to exist any Debt except for Permitted Debt.

          (c) Structure;  Disposition of Assets. The Borrower shall not merge or consolidate with or otherwise acquire, or be acquired by, any other Person;
     provided,  however,  that the foregoing  prohibition on acquisitions by the
     Borrower shall not prohibit the Borrower from acquiring investment property in the ordinary course of its business.  The Borrower shall not sell, lease or otherwise transfer any property,  except for the disposition of obsolete equipment and the sale or other  disposition of investment  property in the ordinary course of the Borrower's business.

          (d)  Subsidiaries;  New  Business.  The Borrower  shall not create any subsidiary,  or render any  services or  otherwise  enter into any business which is not substantially similar to that existing on the Closing Date.

          (e)  Conflicting  Agreements.  The  Borrower  shall not enter into any agreement  any term or condition of which  conflicts  with any provision of this Agreement or the other Credit Documents.

          (f) Changes in Accounting Principles;  Fiscal Year. The Borrower shall not make any change in its principles or methods of accounting as currently in effect,  except  such  changes as are  required  by GAAP,  nor shall the
     Borrower,  without first obtaining the Bank's written  consent,  change its fiscal year.

          (g) Transactions With Affiliates.  Other than the advisor relationship existing on the Closing  Date with  Tortoise  Capital  Advisors,  LLC,  the
     Borrower  shall  not  enter  into  or be a  party  to  any  transaction  or arrangement,  including without limitation,  the purchase, sale or exchange of  property  of  any  kind  or the  rendering  of any  service,  with  any
     Affiliate,  except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's  business and upon fair and reasonable terms substantially as favorable to the Borrower as those which would be obtained in a comparable arms-length transaction with a non-Affiliate.

                           Credit Agreement - Page 12

          (h) Amount  Invested in Single MLP.  The  Borrower  shall not make any investment in any single master limited  partnership or other single entity if, at the time of such investment or after giving effect thereto, the fair market value of such investment would exceed $90,000,000.

                                    Section 7
                                     Default

     7.1 Events of Default.  Each of the  following  events shall  constitute an
Event of Default hereunder:

          (a)  General.  The  Borrower  fails to pay,  perform  or  observe  any obligation of the Borrower to the Bank under the Credit Documents or any other  term,  covenant  or other  provision  in any Credit
               Document  in  accordance  with the  terms  thereof  and,  if such default  is  curable,  the  Borrower  fails to cure such  default within five days after written notice from the Bank specifying in reasonable  detail the nature of such  default is received by the
               Borrower; provided, however, that the Borrower shall not have any
               cure  rights  under  this   Subsection  (a)  if  the  outstanding
               principal balance of Funded Debt exceeds 80% of the Common Listed
               Equity Units Value at any time after the Closing Date; or

          (b)  Other  Bank  Default.  Any  "Event of  Default"  (as such term is defined in any other  Credit  Document to which the Borrower is a party) occurs; or

          (c)  Misrepresentation.   Any   representation  or  warranty  made  or
               furnished by the Borrower in  connection  with this  Agreement or the other Credit Documents proves to be incorrect,  incomplete or misleading  in any  material  respect  when  made,  or  any  such representation  or  warranty  becomes  incorrect,  incomplete  or misleading in any material respect and the Borrower fails to give the Bank prompt written notice thereof; or

          (d)  Cross-Default.  The Borrower fails to pay any Debt (excluding any monetary  obligation due the Bank under the Credit Documents,  as contemplated  by Subsection  (a) above,  but  including,  without limitation,  the Senior Notes) or to perform or observe any other obligation  or term in respect of such Debt,  and, as a result of any such  failure,  the  holder  of such Debt  accelerates  or is entitled to  accelerate  the  maturity  thereof or requires or is entitle to require the  Borrower or some other Person to purchase or otherwise acquire such Debt; or

          (e)  Insolvency.  The  Borrower  ceases to be solvent  or suffers  the
               appointment  of  a  receiver,   trustee,   custodian  or  similar
               fiduciary or makes an assignment for the benefit of creditors; or
               any  petition  for an order for relief is filed by or against the
               Borrower under the federal  Bankruptcy  Code or any similar state insolvency  statute  (except,  in the  case of a  petition  filed against the Borrower,  if such proceeding is dismissed  within 60 days after the petition is filed,  unless prior  thereto an order for relief is entered under the federal  Bankruptcy Code); or the
               Borrower makes any offer of settlement,  extension or composition to their respective unsecured creditors generally; or

          (f)  Contest Credit Documents.  The Borrower challenges or contests in any action,  suit or proceeding the validity or enforceability of any of the Credit Documents or the legality or  enforceability of any  obligation  of the  Borrower  to the Bank  under the  Credit
               Documents; or

                           Credit Agreement - Page 13

          (g)  Judgments.  One or more  judgments,  decrees  or  orders  for the payment of money in excess of  $100,000 in the  aggregate  during any 12-month period is rendered against the Borrower.

     7.2 Obligation to Lend;  Acceleration.  After the occurrence and during the continuation of any Default,  the Bank may declare the obligation of the Bank to make Loans or to otherwise extend credit  hereunder to be terminated,  whereupon the same  shall  forthwith  terminate.  After  the  occurrence  and  during  the continuation  of any  Event of  Default,  the Bank may  declare  the  Note,  all interest  thereon,  and all other  obligations of the Borrower to the Bank under the Credit  Documents to be forthwith due and payable,  whereupon the Note,  all such  interest  thereon  and all such  other  obligations  shall  become  and be forthwith due and payable,  without  presentment,  protest or further  notice or demand of any kind, all of which are waived by the Borrower. If, notwithstanding the foregoing,  after the occurrence and during the  continuation of any Default or Event of Default,  as the case may be, the Bank elects (any such  election to be in the Bank's  sole and  absolute  discretion)  to make one or more  advances under  this  Agreement  or to not  accelerate  all  or  any  of  the  Borrower's obligations,  any such  election  shall  not  preclude  the Bank  from  electing thereafter  (in its sole and  absolute  discretion)  to not make  advances or to accelerate all or any of the Borrower's obligations, as the case may be.

     7.3 Remedies.  Upon or after the occurrence and during the  continuation of any Event of Default, the Bank has and may exercise from time to time all rights and  remedies  available  at law or in equity,  all of which rights and remedies shall be  cumulative,  and none of which  shall be  exclusive,  and all of which shall be in addition to any other rights or remedies contained in this Agreement or any of the other Credit Documents.

     7.4  Ranking of Loans;  Compliance  with  Investment  Company  Act of 1940.
Notwithstanding  anything  herein  or in  the  other  Credit  Documents  to  the contrary,  so long as the Senior Notes  constitute  senior  indebtedness  of the
Borrower the Loans and all other obligations of the Borrower  hereunder or under the other Credit Documents shall rank pari passu in all respects with the Senior
Notes, including with respect to distributions of the assets of the Borrower and with respect to the payment of interest; provided, however, that, if the Bank is deemed to have been  granted a Lien  pursuant to the second  sentence of Section
6.2(a) of this  Agreement,  the Bank shall be entitled to enjoy the  benefits of such Lien but shall share the net proceeds of any collateral  realized on by the
Bank,  to the extent the Bank receives  such  proceeds,  with the holders of the
Senior  Notes on a pari passu  basis.  It is the  intention  of the Bank and the
Borrower to comply with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations  promulgated thereunder (the "1940 Act").
If any term,  condition or other provision in this Agreement or any of the other
Credit  Documents is deemed by the  Securities  and Exchange  Commission  or any court to render any Loan or other  obligation  incurred  under any of the Credit
Documents a separate "class of senior securities representing indebtedness," for purposes of Section 18(c) of the 1940 Act, and to have preferential  rights over the Senior Notes in violation of Section 18(c) of the 1940 Act, the Bank and the
Borrower  agree to  diligently  and in good faith  negotiate an amendment to the applicable  Credit  Documents so as to comply with Section 18(c) of the 1940 Act provided that such  amendment  does not impair the Bank's  fundamental  economic rights under the Credit Documents.

                                   Section 8
                                  Miscellaneous

     8.1 Notices. Except as otherwise provided herein, all notices, requests and demands to or upon a party to this Agreement to be effective shall be in writing and shall be deemed  validly  given upon  receipt  thereof,  whether by personal delivery,  U.S. mail, fax, other electronic  transmission or otherwise,  in each case addressed as follows:

                           Credit Agreement - Page 14

                                    If to the Bank:

                                    U.S. Bank National Association 9900 West
                                    87th Street Overland Park, Kansas 66212
                                    Attn.: Mr. Paul Tymosko
                                    Fax No.: 913-652-5111

                                    with a copy (which shall not constitute notice) to:

                                    Shook, Hardy & Bacon L.L.P.
                                    2555 Grand Blvd.
                                    Kansas City, Missouri  64108
                                    Attn.:  Mark Ovington, Esq.
                                    Fax No.: 816-421-5547

                                    If to the Borrower:

                                    Tortoise Energy Capital Corporation
                                    10801 Mastin Boulevard, Suite 222
                                    Overland Park, Kansas 66210
                                    Attn.:  Terry Matlack
                                    Fax No.:  913-981-1021

                                    with a copy (which shall not constitute notice) to:

                                    Blackwell Sanders Peper Martin LLP
                                    4801 Main Street
                                    Suite 1000
                                    Kansas City, Missouri 64112
                                    Attn.:  Scott H. Thompson, Esq.
                                    Fax No.:  816-983-8080

or to such other  address or  telecopy  number as each party may  designate  for itself by like notice given in accordance with this Section.

     8.2 Indemnity.  The Borrower agrees to indemnify,  defend and hold harmless the Bank and each shareholder,  director, officer, employee, agent, attorney and other  representative of or contractor for the Bank from and against any and all damages, settlement amounts, expenses (including, without limitation, attorney's fees and court costs), other losses,  claims or other assertions of liability of any nature whatsoever  incurred by or on behalf of or asserted  against,  as the case may be, any one or more of such indemnified  parties at any time arising in whole or in part out of the Borrower's failure to observe,  perform or discharge any  of  the  Borrower's  duties  under  any  of  the  Credit  Documents  or any misrepresentation  made by or on behalf of the Borrower  under any of the Credit
Documents.  Without  limiting the  generality of the  foregoing,  this indemnity shall extend to any claims asserted  against the Bank or such other  indemnitees by any Person  under any  Environmental  Laws or  similar  laws by reason of the
Borrower's  or any other  Person's  failure to comply  with laws  applicable  to
Hazardous Substances. The Borrower further agrees to indemnify,  defend and hold harmless the Bank and each  shareholder,  director,  officer,  employee,  agent, attorney and other representative of or contractor for the Bank from and against
any  and  all  damages,   settlement  amounts,   expenses  (including,   without
limitation,  attorneys'  fees and court costs),  other  losses,  claims or other assertions of liability of any nature whatsoever  incurred by or on behalf of or asserted  against,  as the  case  may be,  any  one or more of such  indemnified parties  at any time in  connection  with any one or more  indemnified  parties'
actions or inactions relating in any

                           Credit Agreement - Page 15

respect to the Credit Agreement, any of the other Credit Documents or any of the transactions described in or contemplated by any of the foregoing, except to the extent such losses arise out of such  indemnified  party's  gross  negligence or willful misconduct.  All indemnities given by the Borrower to the Bank under the
Credit Documents,  including,  without limitation,  the indemnities set forth in this Section,  shall survive the repayment of the Loans and the  termination  of this Agreement.

     8.3 Entire  Agreement;  Modification of Agreement;  Sale of Interest.  This
Agreement and the other Credit Documents,  together with all other  instruments, agreements and certificates  executed by the parties in connection  therewith or with reference thereto, embodies the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all  prior  agreements,  understandings  and  inducements,  whether  express  or implied,  oral or  written.  This  Agreement  may not be  modified,  altered  or amended,  except by an agreement in writing signed by the Borrower and the Bank.
The  Borrower  may not  directly or  indirectly  sell,  assign or  transfer  any interest in or rights under this Agreement or any of the other Credit Documents.
The Borrower consents to the Bank's participation, sale, assignment, transfer or other  disposition,  at any time or times on or after the Closing  Date, of this
Agreement  and any of the other Credit  Documents,  or of any portion  hereof or thereof,  including,  without limitation,  the Bank's rights, title,  interests, remedies,  powers and duties hereunder or thereunder;  provided,  however, that, unless  an  Event of  Default  is then in  effect  or the  Termination  Date has occurred, the Bank shall not have the right to sell this Agreement or any of the other Credit  Documents  without first  obtaining the  Borrower's  prior written consent thereto.

     8.4 Reimbursement of Expenses. If, at any time or times prior or subsequent to the Closing  Date,  regardless  of whether an Event of Default then exists or any of the transactions  contemplated hereunder are concluded,  the Bank employs counsel for advice or other  representation,  or incurs  reasonable legal and/or appraisers',  liquidators',  investment  bankers' expenses and/or other costs or out-of-pocket  expenses in connection  with: (a) the negotiation and preparation of this Agreement and any of the other Credit Documents,  any amendment or other modification  of this  Agreement or any of the other Credit  Documents;  (b) any litigation,  contest, dispute, suit, proceeding or action (whether instituted by the  Bank,  the  Borrower  or any  other  Person)  in any way  relating  to this
Agreement,  any of the other Credit Documents or the Borrower's affairs;  and/or
(c) any  attempt to enforce any rights of the Bank  against the  Borrower or any other Person  which may be obligated to the Bank by virtue of this  Agreement or any  of the  other  Credit  Documents  irrespective  of  whether  litigation  is commenced in pursuance of such rights (all of which are hereinafter collectively referred to as the "Expenses");  then, in any and each such event, such Expenses shall be payable on demand by the  Borrower  to the Bank.  Additionally,  if any taxes (excluding taxes imposed upon or measured by the income of the Bank) shall be payable on account of the  execution  or  delivery of this  Agreement  or the other Credit Documents, or the execution, delivery, issuance or recording of any of the Credit  Documents,  or the creation of any of the Borrower's  obligations under the Credit Documents,  by reason of any federal, state or local statute or other law existing on or after the Closing Date,  the Borrower will pay all such taxes,  including,  but not limited to, any interest and penalties thereon,  and will  indemnify and hold the Bank harmless from and against all  liabilities  in connection therewith.

     8.5 Indulgences Not Waivers. The Bank's failure, at any time or times on or after the Closing Date,  to require  strict  performance  by the Borrower of any provision  of this  Agreement  or the other  Credit  Documents  shall not waive, affect or diminish any right of the Bank thereafter to demand strict  compliance and performance therewith.  Any suspension or waiver by the Bank of a Default or an Event of Default by the  Borrower  under this  Agreement  or any of the other
Credit  Documents shall not suspend,  waive or affect any other Default or Event of  Default by the  Borrower  under this  Agreement  or any of the other  Credit
Documents,  whether the same is prior or  subsequent  thereto and whether of the same or of a different type. None of the undertakings,  agreements,  warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Credit Documents and no Default or Event of Default by the Borrower
under this  Agreement  or any of the other Credit  Documents  shall be deemed to have been suspended or waived by the Bank,  unless such  suspension or waiver is by

                           Credit Agreement - Page 16

an instrument in writing specifying such suspension or waiver and is signed by a duly  authorized  representative  of the Bank and directed and  delivered to the
Borrower.

     8.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this  Agreement  shall be prohibited by or invalid under applicable law, such provision  shall be ineffective  only to the extent of such prohibition or invalidity,  without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.7 Successors and Assigns.  This Agreement and the other Credit Documents, shall be binding upon and inure to the benefit of the  successors and assigns of the  Borrower  and the Bank.  This  provision,  however,  shall not be deemed to modify Section 8.3 hereof.

     8.8 General Waivers by Borrower. Except as otherwise expressly provided for in this Agreement,  the Borrower waives:  (a) presentment,  protest,  demand for payment,  notice of  dishonor  demand and  protest  and  notice of  presentment, default,  notice  of  nonpayment,  maturity,  release,  compromise,  settlement, extension  or  renewal  of any or all  commercial  paper,  accounts  receivable, contract  rights,  documents,  instruments,  chattel paper and guaranties at any time  held by the  Bank on  which  the  Borrower  may in any way be  liable  and ratifies and confirms  whatever the Bank may do in this regard;  (b) the benefit of all  valuation,  appraisement  and exemption  laws; and (c) any and all other notices,  demands and  consents in  connection  with the  delivery,  acceptance, performance, default or enforcement of this Agreement or any of the other Credit
Documents. Subject to the following sentence, the Borrower also waives any right of setoff or similar right the Borrower may at any time have against the Bank as a defense to the payment or performance of the Borrower's  obligations under the
Credit  Documents.  If the Borrower now or hereafter  has any claim  against the
Bank  giving  rise to any such right of setoff or similar  right,  the  Borrower agrees not to assert such claim as a defense or right of setoff with  respect to the Borrower's obligations under the Credit Documents, and to instead assert any such  claim,  if the  Borrower  so elects to assert  such  claim,  in a separate proceeding  against the Bank and not as a part of any proceeding or as a defense to any claim initiated by the Bank to enforce any of the Bank's rights under any of the Credit Documents.

     8.9 Execution in Counterparts; Facsimile Signatures. This Agreement and the
other  Credit  Documents  may be executed in any number of  counterparts  and by different parties thereto, each of which when so executed and delivered shall be deemed to be an original  and all of which  counterparts  taken  together  shall constitute but one and the same instrument. A signature of a party to any of the
Credit  Documents sent by facsimile or other  electronic  transmission  shall be deemed to constitute an original and fully effective signature of such party.

     8.10 USA Patriot Act Notice. The Bank notifies the Borrower that,  pursuant to the  requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,  2001) (the  "Act"),  it is required to obtain,  verify and record information that identifies the Borrower,  which information includes the name and address of the Borrower and other  information that will allow the Bank to identify the  Borrower in  accordance  with the Act.  The Borrower  agrees to provide such information and take such other action as the Bank may request from time to time to enable the Bank to comply  with the  provisions  of the Act with respect to the transactions described in the Credit Documents.

     8.11 Governing Law;  Consent to Forum.  This Agreement shall be governed by the laws of the State of Kansas without giving effect to any choice of law rules thereof.  As part of the  consideration  for new value  this day  received,  the
Borrower  consents to the  jurisdiction  of any state  court  located in Johnson
County,  Kansas  or any  federal  court  located  in  Wyandotte  County,  Kansas
(collectively,  the "Chosen Forum"),  and waives personal service of any and all process  upon it and  consents  that  all such  service  of  process  be made by certified or registered  mail directed to the Borrower at the address  stated in
Section  8.1 hereof and  service  so made shall be deemed to be  completed  upon delivery thereto. The

                           Credit Agreement - Page 17

Borrower waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.  The Borrower further agrees not to assert against the
Bank (except by way of a defense or  counterclaim  in a proceeding  initiated by the Bank) any  claim or other  assertion  of  liability  relating  to any of the
Credit Documents,  the Borrower's  obligations under the Credit Documents or the
Bank's  actions  or  inactions  in  respect  of  any  of  the  foregoing  in any jurisdiction other than the Chosen Forum. Nothing in this Agreement shall affect the Bank's right to bring any action or proceeding relating to this Agreement or the other Credit  Documents  against the Borrower or its properties in courts of other jurisdictions.

     8.12 Waiver of Jury Trial;  Limitation  on Damages.  To the fullest  extent permitted by law, and as separately bargained-for consideration to the Bank, the
Borrower  waives any right to trial by jury (which the Bank also  waives) in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to any of the Credit  Documents,  the Borrower's  obligations under the
Credit  Documents  or the Bank's  actions or  inactions in respect of any of the
foregoing.   To  the  fullest  extent   permitted  by  law,  and  as  separately
bargained-for  consideration  to the Bank, the Borrower also waives any right it may have at any time to claim or  recover  in any  litigation  or other  dispute involving the Bank,  whether the underlying claim or dispute sounds in contract, tort or otherwise, any special, exemplary,  punitive or consequential damages or any damages  other  than,  or in  addition  to,  actual  damages.  The  Borrower acknowledges  that the  Bank is  relying  upon  and  would  not  enter  into the transactions  described in the Credit  Documents on the terms and conditions set forth therein but for the Borrower's waivers and agreements under this Section.

                  [remainder of page intentionally left blank]

                           Credit Agreement - Page 18

     8.13 K.S.A.  §16-118 Required Notice. This statement is provided pursuant to K.S.A. ss.16-118:  "THIS CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE CREDIT
AGREEMENT  BETWEEN THE CREDITOR AND THE DEBTOR AND SUCH WRITTEN CREDIT AGREEMENT
MAY NOT BE CONTRADICTED  BY EVIDENCE OF ANY PRIOR ORAL CREDIT  AGREEMENT OR OF A
CONTEMPORANEOUS  ORAL CREDIT  AGREEMENT  BETWEEN THE  CREDITOR  AND DEBTOR." THE
FOLLOWING  SPACE  CONTAINS ANY  NON-STANDARD  TERMS,  INCLUDING THE REDUCTION TO
WRITING OF ANY PREVIOUS ORAL CREDIT AGREEMENT:

                                      NONE.

         The creditor and debtor, by their respective initials or signatures below, confirm that no unwritten credit agreement exists between the parties:

                                    Creditor: _______________

                                    Debtor: _________________

                          [signature page(s) to follow]

                           Credit Agreement - Page 19

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

                                     TORTOISE ENERGY CAPITAL CORPORATION

                                     By:_____________________________
                                     Name:
                                     Title:

                                     U.S. BANK NATIONAL ASSOCIATION

                                     By:_____________________________
                                     Name:
                                     Title:

                        Credit Agreement - Signature Page

                                    Exhibit A

                              REVOLVING CREDIT NOTE

$50,000,000                                                     December 5, 2005

     For value received, the undersigned, TORTOISE ENERGY CAPITAL CORPORATION, a
Maryland corporation (the "Borrower"), promises to pay to the order of U.S. BANK
NATIONAL  ASSOCIATION,  a national banking  association (the "Bank";  which term shall  include any  subsequent  holder  hereof),  in lawful  money of the United
States of America, without setoff, deduction or counterclaim,  the principal sum of Fifty  Million and 00/100  Dollars  ($50,000,000.00)  or, if  different,  the principal amount  outstanding under Section 2.2 of the Credit Agreement referred to below.

     This  Revolving  Credit  Note (the  "Note") is the  Revolving  Credit  Note
referred  to in,  is  issued  pursuant  to,  and is  subject  to the  terms  and conditions  of, the Credit  Agreement,  dated as of or on or about  December  5,
2005,  between the Borrower and the Bank,  as the same may be amended,  renewed, restated,  replaced,  consolidated or otherwise  modified from time to time (the
"Credit Agreement").  To the extent of any direct conflict between the terms and conditions of this Note and the terms and  conditions  of the Credit  Agreement, the terms and  conditions  of the Credit  Agreement  shall  prevail  and govern.
Capitalized  terms used and not defined in this Note have the meanings  given to them in the Credit Agreement.

     Interest shall accrue on the outstanding  principal balance of this Note as provided in the Credit Agreement.  Principal, interest and all other amounts, if any, payable in respect of this of this Note shall be payable as provided in the
Credit  Agreement.  The Borrower's right, if any, to prepay this Note is subject to the terms and conditions of the Credit Agreement.

     The  termination  of the Credit  Agreement or the occurrence of an Event of
Default shall entitle the Bank, at its option,  to declare the then  outstanding principal balance hereof,  all accrued interest thereon,  and all other amounts, if any,  payable in  respect  of this Note to be,  and the same shall  thereupon become, immediately due and payable without notice to or demand on the Borrower, all of which the Borrower waives.

     Time is of the essence of this Note.  To the fullest  extent  permitted  by applicable law, the Borrower, for itself and its successors and assigns,  waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery,  acceptance,  performance, default or  enforcement  of this Note,  and consents to any  extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Bank from time to time in respect of the time of payment or any other provision of this Note.

     This Note shall be  governed  by the laws of the State of  Kansas,  without regard to any choice of law rule  thereof  which gives effect to the laws of any other jurisdiction.

                           [signature page to follow]

                               Exhibit A - Page 1

         IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first above written.

                                     TORTOISE ENERGY CAPITAL CORPORATION

                                     By:_____________________________
                                     Name:
                                     Title:

                               Exhibit A - Page 2